Exhibit 10.14

AMENDMENT TO

RESTRICTED STOCK UNIT AWARD AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of                     , by and among Florida East Coast Railway Corp. (f/k/a FECR Rail Corp.), a Delaware corporation (“FECR”), Florida East Coast Railway L.L.C., a Florida limited liability company (the “Railway LLC”), Florida East Coast Holdings Corp., a Florida corporation (“Holdings”), and                      (the “Grantee”).

WHEREAS, FECR, the Railway LLC and the Grantee have entered into that certain Restricted Stock Unit Award Agreement, dated as of                      (the “RSU Agreement”);

WHEREAS, pursuant to the RSU Agreement, the Grantee is entitled to receive shares of common stock, par value $0.01, of FECR upon the vesting of the restricted stock units granted under the RSU Agreement, subject to certain conditions;

WHEREAS, capitalized terms used but not otherwise defined in this Amendment shall have the meaning ascribed to them in the RSU Agreement; and

WHEREAS, the parties desire to amend the RSU Agreement as set forth herein.

NOW, THEREFORE, in light of the foregoing and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	The first paragraph of the RSU Agreement is hereby deleted in its entirety and replaced with the following:

“This Restricted Stock Unit Award Agreement (this “RSU Agreement”), is entered into as of                     , by and among Florida East Coast Railway Corp. (f/k/a FECR Rail Corp.), a Delaware corporation (“FECR”), Florida East Coast Railway L.L.C., a Florida limited liability company (the “Railway LLC”), Florida East Coast Holdings Corp., a Florida corporation (the “Company”), and                      (the “Grantee”). Capitalized terms not defined herein where they first occur shall have the meaning ascribed to them in the last Section hereof.”

2.	Section 1 of the RSU Agreement is hereby deleted in its entirety and replaced with the following:

“Grant of Restricted Stock Units. The Company hereby grants to the Grantee                      restricted stock units (the “RSUs”) with respect to shares of the common stock, par value $0.01, of the Company (“FECR Shares”), subject to all of the terms and conditions of this RSU Agreement.”

3.	Section 3(b) of the RSU Agreement is hereby amended by deleting the words “Company or Railway LLC” and replacing them with the words “Company, Railway LLC or a subsidiary or affiliate”.

4.	Section 5 of the RSU Agreement is hereby amended by adding the term “AS AMENDED FROM TIME TO TIME,” immediately prior to the word “BETWEEN”.

5.	The first sentence of the second paragraph of Section 6(c) of the RSU Agreement is hereby deleted in its entirety and replaced with the following:

“In addition to the foregoing, Executive acknowledges certain management and employee sharing arrangements between the Company and its subsidiaries and an affiliate of the Company, RailAmerica, Inc. and/or its subsidiaries, and that Executive may from time-to-time be privy to certain confidential information of such subsidiaries, affiliate and/or its subsidiaries.”

6.	Section 9 of the RSU Agreement is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following:

“Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Grantee shall not be considered to have separated from service for purposes of this RSU Agreement and no payment shall be due to the Grantee under this RSU Agreement on account of a separation from service until the Grantee would be considered to have incurred a “separation from service” within the meaning of Section 409A of the Code.”

7.	Except as otherwise provided in Section 7 of this Amendment, references to the “Company” in the RSU Agreement shall be deemed to refer to Holdings.

8.	Notwithstanding Section 6 of this Amendment, the reference to the “Company” in Section 19(g) of the RSU Agreement shall be deemed to refer to FECR.

9.	Section 19(i) of the RSU Agreement is hereby amended by inserting the term “FECR,” immediately following the term “the Company,” in each place it appears.

10.	For the avoidance of doubt, references to the “Company and its affiliates” and other similar terms in the RSU Agreement shall also include subsidiaries of the “Company”.

11.	For the avoidance of doubt, the parties hereby agree that Section 8 of the RSU Agreement requires that, in the event that FECR Shares or FECR Holding LLC Interests, as applicable, are withheld in respect of applicable withholding taxes, the number of such FECR Shares or FECR Holding LLC Interests so withheld shall not exceed the amount necessary to satisfy the required tax withholding obligations using the minimum statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.

12.	This Amendment may not be amended, modified or terminated nor any provision hereof waived except by an instrument in writing among the parties.

13.	This Amendment, together with the RSU Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes and nullifies all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, among the parties with respect to the subject matter hereof. Except as modified by the foregoing provisions of this Amendment, the RSU Agreement shall remain in full force in accordance with its terms.

14.	This Amendment shall be governed by and interpreted under the laws of the State of Delaware.

[Signatures to appear on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first set forth above.

FLORIDA EAST COAST RAILWAY CORP.

By:
Name:
Title:

FLORIDA EAST COAST RAILWAY L.L.C.

By:
Name:
Title:

FLORIDA EAST COAST HOLDINGS CORP.

By:
Name:
Title:

GRANTEE